                                                                                                         EXHIBIT 11

                                          GATEWAY BANCSHARES, INC.
                          CONSOLIDATED STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                                                (unaudited)


The  following tabulation presents the calculation of basic and diluted earnings per common share for the three - and nine-month periods ended September 30, 2001 and 2000.



                                                           Three Months Ended              Nine Months Ended
                                                     ------------------------------  ------------------------------
                                                     September 30,   September 30,   September 30,   September 30,
                                                          2001            2000            2001            2000
                                                     --------------  --------------  --------------  --------------
Basic net income                                     $      183,600  $      232,597  $      524,051  $      618,298
                                                     ==============  ==============  ==============  ==============

Basic earnings on common shares                      $      183,600  $      232,597  $      524,051  $      618,298
                                                     ==============  ==============  ==============  ==============

Weighted average common shares outstanding, basic           679,048         679,048         679,048         679,048
                                                     ==============  ==============  ==============  ==============

Basic earnings per common share                      $         0.27  $         0.34  $         0.77  $         0.91
                                                     ==============  ==============  ==============  ==============

Basic net income per common share                    $         0.27  $         0.34  $         0.77  $         0.91
                                                     ==============  ==============  ==============  ==============

Diluted net income                                   $      183,600  $      232,597  $      524,051  $      618,298
                                                     ==============  ==============  ==============  ==============

Diluted earnings on common shares                    $      183,600  $      232,597  $      524,051  $      618,298
                                                     ==============  ==============  ==============  ==============

Weighted average common shares outstanding, diluted         682,171         680,054         682,335         680,054
                                                     ==============  ==============  ==============  ==============

Diluted earnings per common share                    $         0.27  $         0.34  $         0.77  $         0.91
                                                     ==============  ==============  ==============  ==============

Diluted net income per common share                  $         0.27  $         0.34  $         0.77  $         0.91
                                                     ==============  ==============  ==============  ==============